UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015

SELECT MEDICAL HOLDINGS CORPORATION

SELECT MEDICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34465	20-1764048
Delaware	001-31441	23-2872718
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of Principal Executive Offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2015, James J. Talalai, Executive Vice President and Chief Operating Officer of Select Medical Holdings Corporation (“Holdings”) and Select Medical Corporation (“Select”) notified Holdings and Select of his decision to resign from his positions effective March 9, 2015. In connection with Mr. Talalai’s resignation, Select and Mr. Talalai entered into a Separation Agreement (the “Separation Agreement”).

The Separation Agreement provides, among other things, that Select will continue to (i) pay Mr. Talalai his base salary at the rate currently in effect until March 9, 2017, and (ii) provide health and dental insurance until March 31, 2017. In consideration for the foregoing, Mr. Talalai granted Select a general release and agreed to maintain the confidentiality of Select’s confidential information.

The foregoing description of the Separation Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, dated March 9, 2015, by and between James J. Talalai and Select Medical Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Dated: March 11, 2015	By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, dated March 9, 2015, by and between James J. Talalai and Select Medical Corporation.